UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 11, 2009 (May 5, 2009)

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	No. 001-13901	No.58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 1st Street, S.E.,
Moultrie, Georgia 31768
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(229) 890-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated herein by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 5, 2009, Ameris Bancorp (the “Company”) entered into that certain Amendment No. 2 to the Executive Employment Agreement between the Company and C. Johnson Hipp, III dated as of September 5, 2006, as amended by that certain Amendment No. 1 to Executive Employment Agreement dated as of December 30, 2008, pursuant to which the current term of Mr. Hipp’s employment was extended to December 31, 2009.  Separately, Mr. Hipp has requested, and the Company has granted, certain amounts of leave from his employment for medical reasons.  During such periods, Mr. Hipp’s responsibilities as Banking Group President will be assumed by Andrew B. Cheney, who currently serves as the Company’s Executive Vice President for Florida and Coastal Georgia.

The foregoing amendment is filed as an exhibit hereto, and the description contained herein of such amendment is qualified in its entirety by reference to the terms of such document.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Second Amendment to Executive Employment Agreement dated May 5, 2009 by and between the Company and C. Johnson Hipp, III

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:  /s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.
President and Chief Executive Officer

Dated:  May 11, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Second Amendment to Executive Employment Agreement dated May 5, 2009 by and between the Company and C. Johnson Hipp, III